Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-226269) on Form S-4 of our report dated March 31, 2025, with respect to the consolidated financial statements of New York REIT Liquidating LLC.

/s/ KPMG

Boston, MA

March 31, 2025